Exhibit (a)(1)

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

ING STRATEGIC ALLOCATION PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation desires to, and does hereby, amend its charter (the “Charter”) as currently in effect.

First:       The names of the following series of the Corporation are hereby changed, as indicated below:

Current Name	New Name
ING VP Strategic Allocation Conservative Portfolio	ING Strategic Allocation Conservative Portfolio
ING VP Strategic Allocation Growth Portfolio	ING Strategic Allocation Growth Portfolio
ING VP Strategic Allocation Moderate Portfolio	ING Strategic Allocation Moderate Portfolio

SECOND:     The amendment to the Charter herein set forth was duly approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD:         The foregoing amendment shall be effective on May 1, 2009.

The undersigned Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Secretary on this 9th day of April, 2009.

WITNESS:	ING Strategic Allocation Portfolios, Inc.

/s/ Theresa K. Kelety	/s/ Todd Modic
Name: Theresa K. Kelety	Name: Todd Modic
Title: Secretary	Title: Senior Vice President